Exhibit 99.1

iBio Amends and Extends Maturity of Credit Agreement

– Extends maturity date to March 29, 2024 –

– Allows for more time to complete planned divestiture of legacy CDMO business –

BRYAN, Texas and SAN DIEGO, California / December 26, 2023 / (GLOBE NEWSWIRE) / iBio, Inc. (NYSEA:IBIO) (“iBio” or the “Company”), an AI-driven innovator of precision antibody immunotherapies, today announced its wholly owned subsidiary, iBio CDMO LLC, and its lender, Woodforest National Bank (“Woodforest”), have entered into an amendment (the “Amendment”) to the Credit Agreement dated November 1, 2021 (the “Agreement”), extending the Agreement’s maturity date from December 31, 2023 to the earlier March 29, 2024, or the acceleration of maturity of the term loan in accordance with the Credit Agreement.

“We are pleased to have worked constructively with Woodforest to execute this amendment and extension of the maturity date of our existing Credit Agreement,” said Martin Brenner, DVM, Ph.D., iBio’s Chief Executive Officer and Chief Scientific Officer. “This provides us with additional financial flexibility to focus on the sale of our cGMP biologics manufacturing facility in Texas concurrent with the continued advancement of our AI drug discovery platform and immunotherapy pipeline out of our research and development center in California.”

About iBio, Inc.

iBio develops next-generation biopharmaceuticals using computational biology and 3D-modeling of subdominant and conformational epitopes, prospectively enabling the discovery of new antibody treatments for hard-to-target cancers and other diseases. iBio’s mission is to decrease drug failures, shorten drug development timelines, and open up new frontiers against the most promising targets. For more information, visit www.ibioinc.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the planned divestiture of the legacy CDMO business and the continued advancement of the Company’s AI drug discovery platform and immunotherapy pipeline from its research and development center in California. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to complete the sale of the CDMO Facility as planned, the Company’s ability to continue to execute its growth strategy; the Company’s ability to obtain regulatory approvals for commercialization of its product candidates, or to comply with ongoing regulatory requirements; regulatory limitations relating to its ability to promote or commercialize its product candidates for specific indications; acceptance of the Company’s product candidates in the marketplace and the successful development, marketing or sale of products; the Company’s ability to maintain its license agreements; the continued maintenance and growth of its patent estate; the Company’s ability to obtain or maintain the capital or grants necessary to fund its research and development activities and whether the Company will incur unforeseen expenses or liabilities or other market factors; successful compliance with governmental regulations applicable to its manufacturing facility; competition; the Company’s ability to retain its key employees or maintain its NYSE American listing; and the other factors discussed in the Company’s filings with the SEC including the Company’s Annual Report on Form 10-K for the year ended June 30, 2022 and the Company’s subsequent filings with the SEC on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

Stephen Kilmer

iBio, Inc.

Investor Relations

(646) 274-3580

skilmer@ibioinc.com

Susan Thomas

iBio, Inc.

Media Relations

(619) 540-9195

Sthomas@ibioinc.com